As filed with the Securities and Exchange Commission on March 15, 2005

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
-----------------
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
-----------------
ISRAEL TECHNOLOGY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2374143
(State or other jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number)
incorporation or organization)	Code Number)

23 Karlibach St.
Tel Aviv 67132, Israel
972-3-6247396
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Israel Frieder, Chief Executive Officer
23 Karlibach St.
Tel Aviv 67132, Israel
972-3-6247396

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.	Richard H. Gilden, Esq.
Graubard Miller	Kramer Levin Naftalis & Frankel LLP
600 Third Avenue	919 Third Avenue
New York, New York 10016	New York, New York 10022
(212) 818-8800	(212) 715-9100
(212) 818-8881 - Facsimile	(212) 715-8000 - Facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. | x |

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | x |

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of each Class of	Amount being Registered	Offering Price Per	Aggregate Offering	Registration
Security being registered		Security(1)	Price (1)	Fee

Units, each consisting of one share of
Common Stock, $.0001 par value, and	3,450,000 Units	$6.00	$20,700,000	$2,436.39
two Warrants (2)

Shares of Common Stock included as
part of the Units(2)	3,450,000 Shares	-------	-------	-------	(3)

Warrants included as part of the
Units(2)	6,900,000 Warrants	-------	-------	-------	(3)

Shares of Common Stock underlying
the Warrants included in the Units(4)	6,900,000 Shares	$5.00	$34,500,000	$4,060.65

Representative’s Unit Purchase
Option	1	$100	$100	-------	(3)

Units underlying the Representative's
Unit Purchase Option (“Underwriter's
Units”)(4)	150,000 Units	$7.50	$1,125,000	$132.41

Shares of Common Stock included as
part of the Underwriter’s Units(4)	150,000 Shares	-------	-------	-------	(3)

Warrants included as part of the
Representative’s Units(4)	300,000 Warrants	-------	-------	-------	(3)

Shares of Common Stock underlying
the Warrants included in the
Representative’s Units(4)	300,000 Shares	$6.65	$1,995,000	$234.81

Total			$58,320,100	$6,864.28

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 450,000 Units and 450,000 shares of Common Stock and 900,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over- allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, March 15, 2005
PROSPECTUS
$18,000,000

ISRAEL TECHNOLOGY ACQUISITION CORP.

3,000,000 units

     Israel Technology Acquisition Corp. is a newly organized Specified Purpose Acquisition CompanyTM, or SPACTM. A “Specified Purpose Acquisition Company” or “SPAC” is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. Our objective is to acquire an operating business that has manufacturing operations or research and development facilities located in Israel.

     This is an initial public offering of our securities. Each unit consists of:

  one share of our common stock; and

  two warrants.

     Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and _______ __, 2006 [one year from the date of this prospectus], and will expire on ________ __, 2009 [four years from the date of this prospectus], or earlier upon redemption.

     We have granted the underwriters a 45-day option to purchase up to 450,000 additional units solely to cover over-allotments, if any (over and above the 3,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 150,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

     There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols ______ and _____, respectively.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public	Underwriting discount	Proceeds, before
	offering price	and commissions(1)	expenses, to us
Per unit	$6.00	$0.60	$5.40
Total	$18,000,000	$1,800,000	$16,200,000

(1)	Includes a non-accountable expense allowance in the amount of 2% of the gross proceeds, or $0.12 per unit ($360,000 in total) payable to EarlyBirdCapital.

     Of the net proceeds we receive from this offering, $15,300,000 ($5.10 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

     We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2005.

EarlyBirdCapital, Inc.

___________ ____, 2005

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

     “Specified Purpose Acquisition CompanyTM” and “SPACTM” are service marks of EarlyBirdCapital, Inc.

i

Prospectus Summary

     This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Israel Technology Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

     We are a blank check company known as a Specified Purpose Acquisition CompanyTM, or SPACTM. We were organized under the laws of the State of Delaware on February 22, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has manufacturing operations or research and development facilities located in Israel. To date, our efforts have been limited to organizational activities.

     Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to focus our search on businesses in Israel that are engaged in providing high-technology solutions in the areas of telecommunications and enterprise software. We believe that Israel represents an attractive environment for a target business for several reasons including, among others:

  Israel’s large population of scientists and technicians compared to other countries;

  favorable tax incentives and government funding plans offered to Israeli companies; and

  Israel’s reputation as being one of the most attractive centers for technology innovation outside of the United States.

Additionally, according to the Israel Venture Capital Research Center, since 1999, $9 billion in venture capital was invested in Israel’s high-tech industry, which funded over 1,500 high-tech companies. We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions as there should be a greater number of prospective target businesses searching for liquidity events. We also believe that the costs, risks and management disruption involved in the traditional initial public offering process makes a transaction with us an attractive alternative exit strategy.

     While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, it is likely that we will have the ability to effect a business combination with only a single operating business.

     Our principal executive offices are located at 23 Karlibach St., Tel Aviv 67132, Israel and our telephone number is 972-3-6247396. We also maintain an office at 79 Madison Avenue, 6th Floor, New York, New York 10016 and our telephone number there is (212) 386-7086.

The Offering

Securities offered:	3,000,000 units, at $6.00 per unit, each unit
consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly
after the date of this prospectus. Each of the
common stock and warrants may trade
separately on the 90th day after the date of
this prospectus unless EarlyBirdCapital
determines that an earlier date is acceptable.
In no event will EarlyBirdCapital allow
separate trading of the common stock and
warrants until we file an audited balance
sheet reflecting our receipt of the gross
proceeds of this offering. We will file a
Current Report on Form 8-K, including an
audited balance sheet, upon the
consummation of this offering, which is
anticipated to take place three business days
from the date the units commence trading.
The audited balance sheet will include
proceeds we receive from the exercise of the
over-allotment option if the over-allotment
option is exercised prior to the filing of the
Form 8-K.

Common stock:

Number outstanding before this offering	750,000 shares

Number to be outstanding after this
offering	3,750,000 shares

Warrants:

Number outstanding before this offering	0 warrants

Number to be outstanding after this
offering	6,000,000 warrants

Exercisability	Each warrant is exercisable for one share of
common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the
later of:

• the completion of a business
combination with a target business, and

• [________], 2006 [one year from the
date of this prospectus].

The warrants will expire at 5:00 p.m., New
York City time, on [________], 2009 [four
years from the date of this prospectus] or
earlier upon redemption.

Redemption	We may redeem the outstanding warrants,
with the prior consent of EarlyBirdCapital:

• in whole and not in part,

• at a price of $.01 per warrant at any time
after the warrants become exercisable,

• upon a minimum of 30 days’ prior
written notice of redemption, and

• if, and only if, the last sales price of our
common stock equals or exceeds $8.50
per share for any 20 trading days within
a 30 trading day period ending three
business days before we send the notice
of redemption.

In the event we call the warrants for
redemption, we have agreed that any
warrants purchased by our directors during
the six month period following separate
trading of the warrants will be exercisable by
them on a cashless basis.
Proposed OTC Bulletin Board symbols for
our:

Units	[______]

Common stock	[______]

Warrants	[______]

Offering proceeds to be held in trust:	$15,300,000 of the proceeds of this offering
($5.10 per unit) will be placed in a trust
account at JPMorgan Chase NY Bank
maintained by Continental Stock Transfer &
Trust Company, pursuant to an agreement to
be signed on the date of this prospectus.
These proceeds will not be released until the
earlier of the completion of a business
combination and our liquidation. Therefore,
unless and until a business combination is
consummated, the proceeds held in the trust
fund will not be available for our use for any
expenses related to this offering or expenses
which we may incur related to the
investigation and selection of a target
business and the negotiation of an agreement
to acquire a target business. These expenses
may be paid prior to a business combination
only from the net proceeds of this offering
not held in the trust account (initially,
approximately $500,000).

None of the warrants may be exercised until
after the consummation of a business
combination and, thus, after the proceeds of
the trust fund have been disbursed.
Accordingly, the warrant exercise price will
be paid directly to us and not placed in the
trust account.

Stockholders must approve business
combination:	We will seek stockholder approval before
we effect any business combination, even if
the nature of the acquisition would not
ordinarily require stockholder approval
under applicable state law. In connection
with the vote required for any business
combination, all of our existing
stockholders, including all of our officers
and directors, have agreed to vote the shares
of common stock owned by them
immediately before this offering in
accordance with the majority of the shares
of common stock voted by the public
stockholders. We will proceed with a
business combination only if a majority of
the shares of common stock voted by the
public stockholders are voted in favor of the
business combination and public
stockholders owning less than 20% of the
shares sold in this offering exercise their
conversion rights described below.

Conversion rights for stockholders voting to
reject a business combination:	Public stockholders voting against a business
combination will be entitled to convert their
stock into a pro rata share of the trust
account, including any interest earned on
their portion of the trust account, if the
business combination is approved and
completed. Public stockholders who convert
their stock into their share of the trust fund
will continue to have the right to exercise any
warrants they may hold.

Liquidation if no business combination:	We will dissolve and promptly distribute
only to our public stockholders the amount in
our trust fund plus any remaining net assets if
we do not effect a business combination
within 18 months after consummation of this
offering (or within 24 months from the
consummation of this offering if a letter of
intent, agreement in principle or definitive
agreement has been executed within 18
months after consummation of this offering
and the business combination has not yet
been consummated within such 18 month
period). We will pay the costs of liquidation
and dissolution from our remaining assets
outside of the trust fund.

Escrow of existing stockholders’ shares:	On the date of this prospectus, all of our
existing stockholders, including all of our
officers and directors, will place the shares
they owned before this offering into an
escrow account maintained by Continental
Stock Transfer & Trust Company, acting as
escrow agent. Subject to certain limited
exceptions, these shares will not be
transferable during the escrow period and
will not be released from escrow until
[________], 2008 [three years from the
date of this prospectus].

Risks

     In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

Summary Financial Data

     The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

     The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued expenses required to be repaid.

	February 28, 2005
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$68,900	$15,823,900
Total assets	95,000	15,823,900
Total liabilities	71,100	--
Value of common stock which may be
converted to cash ($5.10 per share)	--	3,058,470
Stockholders’ equity	$23,900	12,765,430

     The working capital deficiency excludes $25,000 of costs related to this offering which were paid prior to February 28, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

     The working capital and total assets amounts include the $15,300,000 being held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

     We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 3,000,000 shares sold in this offering, or 599,700 shares of common stock, at an initial per-share conversion price of $5.10, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

  the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

  divided by the number of shares of common stock sold in the offering.

Risk Factors

     An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

     We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business that has manufacturing operations or research and development facilities located in Israel. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

     If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination – Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

     Since the net proceeds of this offering are intended to be used to complete a business combination with a target business with manufacturing operations or research and development facilities located in Israel that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.10 per share.

     Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $5.10, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered contracted for or products sold to us. However, we cannot assure you that they will be able to satisfy those obligations.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

     Because we have not yet identified a prospective target business, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business have manufacturing operations or research and development facilities located in Israel and have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination – We have not identified a target business.”

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

     Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 9,800,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

  may significantly reduce the equity interest of investors in this offering;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination – Selection of a target business and structuring of a business combination.”

It is likely that our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

     Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management – Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

     Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management – Directors and Executive Officers” and “Management – Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

     All of our officers and directors own shares of stock in our company that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation. Additionally, our directors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

     If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

  make a special written suitability determination for the purchaser;

  receive the purchaser’s written agreement to a transaction prior to sale;

  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

     If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

     The net proceeds from this offering will provide us with only approximately $15,800,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete a business combination with only a single operating business. Accordingly, the prospects for our success may be:

  solely dependent upon the performance of a single business, or dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

          At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

     We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

     Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

     Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he or she intends to purchase our securities in the offering. Our board of directors is divided into three classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or $0.033 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

     The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 32.5% or $1.95 per share (the difference between the pro forma net tangible book value per share of $4.05, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

     In connection with this offering, as part of the units, we will be issuing warrants to purchase 6,000,000 shares of common stock. We will also issue an option to purchase 150,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 300,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

     Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 750,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

     We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in the other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

     Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

The representative of the underwriters in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

          EarlyBirdCapital, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

     If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  restrictions on the nature of our investments; and

  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

     In addition, we may have imposed upon us burdensome requirements, including:

  registration as an investment company;

  adoption of a specific form of corporate structure; and

  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

          Although each of our directors owns shares of our common stock, no salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe our non-executive director would be considered “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that all of such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations.

Our obligations under laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations, may increase our cost of completing a business combination.

     As a public company, we will be obligated to comply with laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the Securities and Exchange Commission and any other applicable self-regulatory organization. These laws and regulations may impose obligations that will increase the legal and financial costs required to consummate a business combination and increase the time required to complete a transaction.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

          Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $560,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

Because any target business that we attempt to complete a business combination with will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

          In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting standards, and audited in accordance with United States generally accepted auditing standards, we will not be able to acquire such target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.

If we determine to change domiciles in connection with a business combination, the new jurisdiction’s laws will likely govern all of our material agreements and we may not be able to enforce our legal rights.

     In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States, including Israel. If we determine to do this, the new jurisdiction’s corporate law will control our corporate governance requirements and will determine the rights of our shareholders. The new jurisdiction’s corporate law may provide less protection to our shareholders than is afforded by Delaware law. Any such reincorporation will also likely subject us to foreign regulation, including foreign taxation. In addition, upon reincorporation, we may become a “foreign private issuer” for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. Furthermore, whether or not we reincorporate outside the United States, the new jurisdiction’s laws will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital.

Risks related to operations in Israel and the technology sector

          Acquisitions of companies with operations in Israel entail special considerations and risks. Additionally, although we are not limited to any particular industry, we intend to focus our search on target businesses in Israel that are engaged in providing high-technology solutions in the areas of telecommunications and enterprise software. If we are successful in acquiring a target business with operations in Israel in the technology sector, we will be subject to, and possibly adversely affected by, the following risks:

If there are significant shifts in the political, economic and military conditions in Israel, it could have a material adverse effect on our profitability.

          If we consummate a business combination with a target business in Israel, it will be directly influenced by the political, economic and military conditions affecting Israel at that time. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on the target business and its operating results and financial condition. Furthermore, several countries restrict business with Israeli companies. This may impair our ability following a business combination to be profitable.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies may adversely affect our results of operations.

          The Israeli Government currently provides tax and capital investment incentives to domestic companies. Additionally, the Israeli Government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and Israel Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available following a business combination, or if available, to what extent. If such benefits and programs were terminated or further reduced, it could have an adverse affect on our results of operations following a business combination or make a specific business combination less attractive.

If relations between the United States and Israel deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

          Israel and the United States have historically had a positive relationship. A significant amount of Israel’s economic development has been financed principally by military and economic aid from the United States and many Israeli companies have been financed by United States venture capital and investment concerns. If the relationship between the United States and Israel deteriorates, it could adversely affect our operations or cause potential target businesses or their goods or services to become less attractive.

Because some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

          Some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

     Executive officers or key employees of a target business may also reside in Israel and be required to perform similar annual military reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of these officers or key employees due to military service. Any such disruption could adversely affect our business, results of operations and financial condition.

Because a substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses is incurred in Israeli currency, a target business’ results of operations may be seriously harmed by inflation in Israel and currency exchange rate fluctuations.

          A substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses, principally salaries and related personnel expenses, are paid in Israeli currency. As a result, a target business will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of an Israeli company’s operations, it would therefore have an adverse effect on our dollar-measured results of operations following a business combination.

Exchange controls may restrict our ability to utilize our cash flow.

     If we acquire a company in Israel, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. We cannot assure you that such controls will not be reinstated, and if reinstated, would not have an adverse effect on our operations.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

     Following a business combination, the target business we acquire may be receiving, or may receive in the future, grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures in Israel. The Israeli government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using Chief Scientist grants, the terms of these grants prohibit the transfer of the know-how out of Israel and would limit our ability to manufacture products based on this know-how outside of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer. If we acquire a target business in Israel, any non-Israeli who becomes a holder of 5% or more of our outstanding common stock will be required to notify the Office of the Chief Scientist and to undertake to observe the law governing the grant programs of the Office of the Chief Scientist.

If we fail to satisfy the conditions specified by any “Approved Enterprise” program, we may be required to pay increased taxes and would likely be denied the tax benefits to which we are currently entitled in the future.

     Following a business combination, the Investment Center of the Ministry of Industry, Trade and Labor may grant, or have already granted, “Approved Enterprise” status to some investment programs at our manufacturing facilities. “Approved Enterprises” are companies incorporated in Israel that qualify, based on certain criteria, for special treatment in respect of governmental benefits and grants designed to promote foreign and domestic investment. When we generate net income from Approved Enterprise programs, the portion of our income derived from these programs would be exempt from tax for a period of two years and is subject to reduced tax for an additional period thereafter. The benefits available to an Approved Enterprise program depend upon the fulfillment of conditions stipulated under applicable law and in the certificate of approval. If we fail to comply with these conditions, in whole or in part, we may be required to pay additional taxes for the period in which we benefited from the tax exemption or reduced tax rates and would likely be denied these benefits in the future.

The ability of any Israeli subsidiary to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

     After the completion of any business combination, if such business combination involves us maintaining an Israeli subsidiary, the ability of such Israeli subsidiary to pay dividends to us will be governed by Israeli law, which provides that cash dividends may be paid by an Israeli corporation only out of retained earnings as determined for statutory purposes in Israeli currency. In the event of a devaluation of the Israeli currency against the dollar, the amount in dollars available for payment of cash dividends out of prior years’ earnings will decrease accordingly. Cash dividends paid by an Israeli corporation to United States resident corporate parents are subject to the Convention for the Avoidance of Double Taxation between Israel and the United States. Under the terms of the Convention, such dividends are subject to taxation by both Israel and the United States and, in the case of Israel, such dividends out of income derived in respect of a period for which an Israeli company is entitled to the reduced tax rate applicable to an Approved Enterprise are generally subject to withholding of Israeli income tax at source at a rate of 15%. Any Israeli subsidiary would also be subject to additional Israeli taxes in respect of such dividends, generally equal to the tax benefits previously granted in respect of the underlying income by virtue of any Approved Enterprise status.

The technology industry is highly cyclical, which may affect our future performance and ability to sell our products, and in turn, hurt our profitability.

     Technology products and services tend to be relatively complex and expensive to implement and buyers tend to defer purchases during periods of economic weakness, opting instead to continue to use what they already own. Conversely, during periods of economic strength, technology sales frequently exceed expectations. As a consequence, revenues and earnings for technology companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of the technology industry, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect our profitability following a business combination. In addition, the market price of our common stock will likely be subject to a great deal of volatility following any business combination. We cannot predict the fluctuations in the market price of our common stock. The broader market for technology stocks, particularly telecommunications and enterprise software stocks, has also been subject to significant price fluctuations. These broad market fluctuations may adversely affect the market price of our common stock. Such volatility in relation to our common stock may also affect our ability to raise additional equity financing in the future.

If we are unable to keep pace with the changes in the technology industry, our products could become obsolete and it could hurt our results of operations.

     The technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. Our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in this industry. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

The technology sector is highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability following a business combination.

     The technology industry is rapidly evolving and intensely competitive. We expect competition to continue and intensify in the future. Many of the competitors we will face following a business combination may have significantly greater financial, technical, marketing and other resources than we do. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively, it could harm our business.

If we are unable to protect the intellectual property rights we obtain in a business combination, competitors may be able to use our technology or trademarks, which could weaken our competitive position.

Because of the competitive nature of the technology industry, we will likely rely on a combination of copyright, trademark and trade secret laws and restrictions to protect our proprietary technology and rights. Despite our efforts to protect our proprietary technology and rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. Any unauthorized use of our proprietary technology and rights could have a material adverse affect on our operations. In addition, the telecommunications and enterprise software industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement and the violation of other intellectual property rights. Many companies in these sectors have extensive patent portfolios with broad claims. As the number of competitors in the market grows, the possibility of an intellectual property claim against us will increase. Any infringement or other intellectual property claims, with or without merit, which are brought against us could be time consuming and expensive to litigate or settle and could divert management’s attention from our business.

Use of Proceeds

     We estimate that the net proceeds of this offering will be as set forth in the following table:

		Without Over-		Over-Allotment
		Allotment Option		Option Exercised

Gross proceeds	$18,000,000.00		$20,700,000.00

Offering expenses(1)
Underwriting discount (8% of gross proceeds)		1,440,000.00	1,656,000.00
Underwriting non-accountable expense allowance
(2% of gross proceeds)		360,000.00		360,000.00
Legal fees and expenses (including blue sky services
and expenses)		245,000.00		272,000.00
Miscellaneous expenses		56,803.71		56,803.71
Printing and engraving expenses		60,000.00		60,000.00
Accounting fees and expenses		25,000.00		25,000.00
SEC registration fee		6,864.28		6,864.28
NASD registration fee		6,332.01		6,332.01

Net proceeds
Held in trust	15,300,000.00		17,595,000.00
Not held in trust		500,000.00		662,000.00

Total net proceeds	$15,800,000.00		$18,257,000.00

Use of net proceeds not held in trust
Payment of administrative fee to A.F. Services Ltd.
($7,500 per month for two years)	$180,000	(36.0%)	$180,000	(27.2%)
Legal, accounting and other expenses attendant to
the due diligence investigations, structuring and
negotiation of a business combination	150,000	(30.0%)	150,000	(22.7%)
Due diligence of prospective target businesses	50,000	(10.0%)	50,000	(7.6%)
Legal and accounting fees relating to SEC reporting
obligations	40,000	(8.0%)	40,000	(6.0%)
Working capital to cover miscellaneous expenses,
D&O insurance and reserves	80,000	(16.0%)	242,000	(36.5%)

Total	$500,000	(100.0%)	$662,000	(100.00%)

(1)	A portion of the offering expenses have been paid from the funds we received from our directors described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

     $15,300,000, or $17,595,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

     The payment to A.F. Services Ltd., an affiliate of Israel Frieder, our chairman of the board and chief executive officer, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by A.F. Services Ltd. for our benefit and is not intended to provide Mr. Frieder compensation in lieu of a salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by A.F. Services Ltd. is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or the distribution of the trust account to our public stockholders, we will no longer be required to pay this monthly fee.

     We intend to use the excess working capital (approximately $80,000, or $242,000 if the over-allotment option is exercised in full)      for director and officer liability insurance premiums (approximately $40,000), with the balance of $40,000, or $202,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

     Our directors have advanced to us a total of $70,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and audit fees and expenses. The loans will be payable without interest on the earlier of May 28, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

     The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

     We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

     Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay A.F. Services Ltd. the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

     A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Dilution

     The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

     At February 28, 2005, our net tangible book value was a deficiency of $1,100, or approximately $.00 per share of common stock. After giving effect to the sale of 3,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 28, 2005 would have been $12,765,430 or $4.05 per share, representing an immediate increase in net tangible book value of $4.05 per share to the existing stockholders and an immediate dilution of $1.95 per share or 32.5% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $3,058,470 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

     The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	--
Increase attributable to new investors	4.05

Pro forma net tangible book value after this offering		4.05

Dilution to new investors		$1.95

     The following table sets forth information with respect to our existing stockholders and the new investors:

					Average
	Shares Purchased		Total Consideration		Price
	Number	Percentage	Amount	Percentage	Per Share

Existing stockholders	750,000	20.0%	$25,000	0.1%	$0.033
New investors	3,000,000	80.0%	$18,000,000	99.9%	$6.00

	3,750,000	100.0%	$18,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(1,100)
Proceeds from this offering	15,800,000
Offering costs paid in advance and excluded
from net tangible book value before this offering	25,000
Less: Proceeds held in trust subject to conversion to
cash ($15,300,000 x 19.99%)	3,058,470

12,765,430
Denominator:
Shares of common stock outstanding prior to this offering	750,000
Shares of common stock included in the units offered	3,000,000
Less: Shares subject to conversion (3,000,000 x 19.99%)	(599,700)

3,150,300

Capitalization

     The following table sets forth our capitalization at February 28, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	February 28, 2005
		As
	Actual	Adjusted
Common stock, $.0001 par value, -0- and 599,700
shares which are subject to possible conversion,
shares at conversion value	$--	$3,058,470

Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares
authorized; none issued or outstanding	--	--

Common stock, $.0001 par value, 20,000,000 shares
authorized; 750,000 shares issued and outstanding;
3,150,300 shares issued and outstanding (excluding
599,700 shares subject to possible conversion), as
adjusted	75	315

Additional paid-in capital	24,925	12,766,215

Deficit accumulated during the development stage .	(1,100)	(1,100)

Total stockholders’ equity:	23,900	12,765,430

Total capitalization	23,900	15,823,900

     If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

     Management’s Discussion and Analysis
of Financial Condition and Results of Operations

     We were formed on February 22, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has manufacturing operations or research and development facilities located in Israel. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

  may significantly reduce the equity interest of our stockholders;

  will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

  may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

  default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

  acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

     We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $760,000, including $360,000 representing the underwriters’ non-accountable expense allowance of 2% of the gross proceeds, and underwriting discounts of approximately $1,440,000, will be approximately $15,800,000, or $18,257,000 if the underwriters’ over-allotment option is exercised in full. Of this amount, $15,300,000, or $17,595,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $500,000, or $662,000 if the underwriters’ over-allotment option is exercised in full, will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $180,000 for the administrative fee payable to A.F. Services Ltd. ($7,500 per month for two years), $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $80,000, or $242,000 if the underwriters over-allotment option is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including approximately $40,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a financing simultaneously with the consummation of a business combination.

     We are obligated, commencing on the date of this prospectus, to pay to A.F. Services Ltd., an affiliate of Mr. Frieder, a monthly fee of $7,500 for general and administrative services. In addition, on February 28, 2005, our directors advanced $70,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of May 28, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Proposed Business

Introduction

     We are a Delaware blank check company incorporated on February 22, 2005 in order to serve as a vehicle for the acquisition of an operating business that has manufacturing operations or research and development facilities located in Israel.

Israeli operations

     We believe that Israel represents an attractive operating environment for a target business for several reasons including, among others:

  Israel’s large population of scientists and technicians compared to other countries;

  favorable tax incentives and government funding plans offered to Israeli companies; and

  Israel’s reputation as being one of the most attractive centers for technology innovation outside of the United States.

Additionally, according to the Israel Venture Capital Research Center, since 1999, $9 billion in venture capital was invested in Israel’s high-tech industry, which funded over 1,500 high-tech companies. We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions as there should be a greater number of prospective target businesses searching for liquidity events. We also believe that the costs, risks and management disruption involved in the traditional initial public offering process makes a transaction with us an attractive alternative exit strategy.

     Although our efforts in identifying a prospective target business will not be limited to a particular industry, we initially intend to focus our search on businesses in Israel that are engaged in providing high-technology solutions in the areas of telecommunications and enterprise software.

Israeli Government Programs

     Following a business combination with a target business in Israel, we may benefit from various policies implemented by the Government of Israel, including reduced taxation and special subsidy programs, designed to stimulate economic activity, particularly the high technology exporting industry.

     Law for the Encouragement of Capital Investments, 1959

     The Law for the Encouragement of Capital Investments, 1959, known as the Investment Law, provides that capital investment in a production facility (or other eligible assets) may, upon application to and approval by the Investment Center of the Israeli Ministry of Industry, Trade and Labor, be designated as an Approved Enterprise. Each certificate of approval for an

Approved Enterprise relates to a specific investment program in the Approved Enterprise, delineated both by the financial scope of the investment and by the physical characteristics of the facility or the asset. An Approved Enterprise is entitled to certain benefits, including Israeli government cash grants or tax benefits.

     An Approved Enterprise may elect to forego any entitlement to the grants otherwise available under the Investment Law and, in lieu of the foregoing, participate in an alternative benefits program under which the undistributed income from the Approved Enterprise is fully exempt from corporate tax for a defined period of time. We expect that a target business with an Approved Enterprise is most likely to elect the alternative benefits program rather than grants. The period of tax exemption ranges from between two and ten years, depending upon the location within Israel of the Approved Enterprise and the type of Approved Enterprise. Upon expiration of the exemption period, the Approved Enterprise would be eligible for the otherwise applicable reduced tax rates under the Investment Law for the remainder, if any, of the otherwise applicable benefits period. If a company has more than one Approved Enterprise program or if only a portion of its capital investments are approved, its effective tax rate is the result of a weighted combination of the applicable rates. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise. Income derived from activity that is not integral to the activity of the enterprise should not be divided between the different enterprises and would therefore not enjoy tax benefits.

     Income derived from an Approved Enterprise is generally subject to a reduced tax rate of 25% for a period of seven years. However, further reductions in tax rates may apply depending on the percentage of the non-Israeli investment in a company’s share capital and the percentage of its combined share and loan capital owned by non-Israeli residents. We cannot assure you that the current benefit program will continue to be available or that we will qualify for its benefits following a business combination.

     A company that has elected to participate in the alternative benefits program and that subsequently pays a dividend out of the income derived from the Approved Enterprise during the tax exemption period will be subject to corporate tax in respect of the amount distributed (including withholding tax thereon) at the rate that would have been applicable had the company not elected the alternative benefits program. The dividend recipient is taxed at the reduced withholding tax rate of 15%, applicable to dividends from Approved Enterprises if the dividend is distributed within 12 years after the benefits period or other rate provided under a treaty. The withholding tax rate will be 25% after such period or a lower rate as provided by a relevant treaty. In the case of a company with a foreign investment level (as defined by the Investment Law) of 25% or more, the 12-year limitation on reduced withholding tax on dividends does not apply.

     The Investment Law also provides that an Approved Enterprise is entitled to accelerated tax depreciation on property and equipment included in an approved investment program.

     The benefits available to an Approved Enterprise would be conditional upon the fulfillment of certain conditions stipulated in the Investment Law and its regulations and the criteria set forth in the specific certificate of approval. If, following a business combination, we fulfilled the required conditions and became designated as an Approved Enterprise but subsequently violated those conditions, in whole or in part, we would be required to refund the amount of tax benefits that we were entitled to, plus an amount linked to the Israeli consumer price index, interest and penalties.

     Grants from the Israeli Office of the Chief Scientist

     Under the Encouragement of Research and Development in Industry Law, 5744-1984, commonly referred to as the R&D Law, research and development programs that meet specified criteria and are approved by the research committee of the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade & Labor are eligible for grants generally of 20% to 50% of certain approved expenditures of such programs, as determined by the committee.

     In exchange, the recipient of the grants is required to pay the Office of the Chief Scientist royalties emanating from products incorporating know-how developed within the framework of each program or derived therefrom (including ancillary services in connection therewith), up to an aggregate of 100% of the dollar-linked value of the total grants received in respect of such program, plus interest, unless the recipient manufactures the product outside Israel, in which case additional royalties are payable, as mentioned below.

     The terms of the Israeli government participation also require that the manufacture of products developed with government grants be performed in Israel, unless otherwise approved by the research committee. If any of the manufacturing is performed outside of Israel, the company would ordinarily be required to pay royalties at an increased rate and to increase the aggregate repayment amount to between 120% and 300% of the grant amount, depending upon the manufacturing volume that is performed outside of Israel.

     The R&D Law also provides that the know-how developed under an approved research and development program may not be transferred to third parties in Israel without prior approval of the research committee. This approval, however, is not required for the sale or export of any products resulting from such research and development. Approval of such transfer of know-how may be granted in specific circumstances, only if the recipient abides by the provisions of the R&D Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties in an amount that may be increased. The R&D Law further provides that the know-how developed under an approved research and development program may not be transferred to any third parties outside Israel.

     The R&D Law imposes reporting requirements with respect to certain changes in the ownership of a grant recipient. The law requires the grant recipient and its controlling shareholders and interested parties to notify the Office of the Chief Scientist of any change in control of the recipient or a change in the holdings of the significant stockholders of the recipient that results in a non-Israeli becoming an interested party directly in the recipient and requires the new interested party to undertake to the Office of the Chief Scientist to comply with the R&D Law. In addition, the rules of the Office of the Chief Scientist may require prior approval of the Office of the Chief Scientist or additional information or representations in respect of certain of such events. Accordingly, if we acquire a target business that has know-how developed under an approved research and development program, any non-Israeli who acquires 5% or more of our common stock may be required to notify the Office of the Chief Scientist that it has become an interested party and to sign an undertaking to comply with the R&D Law.

     The funds available for Office of the Chief Scientist grants out of the annual budget of the State of Israel have been reduced, and the Israeli authorities have indicated that the government may further reduce or abolish Office of the Chief Scientist grants in the future. Even if these grants are maintained, we cannot presently predict whether any target business would be eligible for or seek these grants, or what would be the amounts of future grants, if any, that we might receive following a business combination.

Effecting a business combination

     General

     We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

     We have not identified a target business

     To date, we have not selected any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business have manufacturing operations or research and development facilities located in Israel and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

     Sources of target businesses

     We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finders fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finders fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

     Selection of a target business and structuring of a business combination

     Subject to the requirement that our initial business combination must be with a target business that has manufacturing operations or research and development facilities located in Israel and have a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

  financial condition and results of operation;

  growth potential;

  experience and skill of management and availability of additional personnel;

  capital requirements;

  competitive position;

  barriers to entry;

  stage of development of the products, processes or services;

  degree of current or potential market acceptance of the products, processes or services;

  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  regulatory environment of the industry; and

  costs associated with effecting the business combination.

     These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination.

     Fair Market Value of Target Business

     The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust fund subject to the conversion rights described below. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

     Probable lack of business diversification

     While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

     Limited ability to evaluate the target business’ management

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

     Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

     Opportunity for stockholder approval of business combination

     Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

     Conversion rights

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per-share conversion price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

     Liquidation if no business combination

     If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.

     If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. Our directors have severally agreed, pursuant to agreements with us and EarlyBirdCapital, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

     Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

     In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

  our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

     If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

     We maintain our executive offices at 23 Karlibach St., Tel Aviv 67132, Israel. The cost for this space is included in the $7,500 per-month fee A.F. Services Ltd. will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and A.F. Services Ltd. We believe, based on rents and fees for similar services in Israel, that the fee charged by A.F. Services Ltd. is at least as favorable as we could have obtained from an unaffiliated person. We also maintain an office at 79 Madison Avenue, 6th Floor, New York, New York 10016. We consider our current office space adequate for our current operations.

Employees

     We have three executive officers, all of whom are members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect them to each devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

     We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

     We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

Comparison to offerings of blank check companies

     The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	$15,300,000 of the net offering	$14,580,000 of the offering proceeds
	proceeds will be deposited into a trust	would be required to be deposited into
	account at JPMorgan Chase NY Bank	either an escrow account with an
	maintained by Continental Stock	insured depositary institution or in a
	Transfer & Trust Company.	separate bank account established by a
broker-dealer in which the broker-
dealer acts as trustee for persons having
the beneficial interests in the account.

Investment of net proceeds	The $15,300,000 of net offering	Proceeds could be invested only in
	proceeds held in trust will only be	specified securities such as a money
	invested in U.S. “government	market fund meeting conditions of the
	securities,” defined as any Treasury	Investment Company Act of 1940 or in
	Bill issued by the United States	securities that are direct obligations of,
	having a maturity of one hundred and	or obligations guaranteed as to
	eighty days or less.	principal or interest by, the United
States.

Limitation on Fair Value or Net
Assets of Target Business	The initial target business that we	We would be restricted from acquiring
	acquire must have a fair market value	a target business unless the fair value of
	equal to at least 80% of our net assets	such business or net assets to be
	at the time of such acquisition.	acquired represent at least 80% of the
maximum offering proceeds.

Trading of securities issued	The units may commence trading on	No trading of the units or the
	or promptly after the date of this	underlying common stock and
	prospectus. The common stock and	warrants would be permitted until the
	warrants comprising the units will	completion of a business combination.
	begin to trade separately on the 90th	During this period, the securities would
	day after the date of this prospectus	be held in the escrow or trust account.
unless EarlyBirdCapital informs us of
its decision to allow earlier separate
trading, provided we have filed with
the SEC a Current Report on Form 8-
K, which includes an audited balance
sheet reflecting our receipt of the
proceeds of this offering, including
any proceeds we receive from the
exercise of the over-allotment option,
if such option is exercised prior to the
filing of the Form 8-K.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Exercise of the warrants	The warrants cannot be exercised until	The warrants could be exercised prior
	the later of the completion of a	to the completion of a business
	business combination and one year	combination, but securities received
	from the date of this prospectus and,	and cash paid in connection with the
	accordingly, will be exercised only	exercise would be deposited in the
	after the trust fund has been	escrow or trust account.
terminated and distributed.

Election to remain an investor	We will give our stockholders the	A prospectus containing information
	opportunity to vote on the business	required by the SEC would be sent to
	combination. In connection with	each investor. Each investor would be
	seeking stockholder approval, we will	given the opportunity to notify the
	send each stockholder a proxy	company, in writing, within a period of
	statement containing information	no less than 20 business days and no
	required by the SEC. A stockholder	more than 45 business days from the
	following the procedures described in	effective date of the post-effective
	this prospectus is given the right to	amendment, to decide whether he or
	convert his or her shares into his or	she elects to remain a stockholder of
	her pro rata share of the trust account.	the company or require the return of his
	However, a stockholder who does not	or her investment. If the company has
	follow these procedures or a	not received the notification by the end
	stockholder who does not take any	of the 45th business day, funds and
	action would not be entitled to the	interest or dividends, if any, held in the
	return of any funds.	trust or escrow account would
automatically be returned to the
stockholder. Unless a sufficient
number of investors elect to remain
investors, all of the deposited funds in
the escrow account must be returned to
all investors and none of the securities
will be issued.

Business combination deadline	A business combination must occur	If an acquisition has not been
	within 18 months after the	consummated within 18 months after
	consummation of this offering or	the effective date of the initial
	within 24 months after the	registration statement, funds held in the
	consummation of this offering if a	trust or escrow account would be
	letter of intent or definitive agreement	returned to investors.
relating to a prospective business
combination was entered into prior to
the end of the 18-month period.

Release of funds	The proceeds held in the trust account	The proceeds held in the escrow
	will not be released until the earlier of	account would not be released until the
	the completion of a business	earlier of the completion of a business
	combination and our liquidation upon	combination or the failure to effect a
	failure to effect a business	business combination within the
	combination within the allotted time.	allotted time.

Management

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Israel Frieder	54	Chairman of the Board and Chief
		Executive Officer

Glen Shear	45	Chief Financial Officer, Secretary and
		Director

Dael Schnider	31	Executive Vice President and Director

Victor Halpert	45	Director

     Israel Frieder     has served as our chairman of the board and chief executive officer since our inception. Since January 2005, Mr. Frieder has provided management consulting services to Teledata Networks NV, a provider of wireline access products and next generation network solutions for telecom operators and service providers. From May 2001 to December 2004, Mr. Frieder served as the president and chief executive officer of Kardan Communications Ltd., a private investment company active in various fields including telecommunications and information technology. From 1999 to May 2001, Mr. Frieder served as corporate vice president of business development and strategic planning for ECI Telecom Ltd., a Nasdaq listed provider of network and access solutions for digital telecommunications networks, and from 1996 to 1998 he served as president of ECI Telecom Inc./DNI (USA), a wholly owned subsidiary of ECI Telecom Ltd. From 1987 to 1996, Mr. Frieder served as president of Tadiran Telecommunications Ltd. Network Systems, a company that provides telecommunications solutions for operators and which was acquired by ECI Telecom. Mr. Frieder has served as a member of the board of directors of RiT Technologies Ltd., a Nasdaq SmallCap Market listed company that provides solutions for improved control, utilization and maintenance of computer networks, since January 2002. He has also served as a member of the board of directors of a number of private companies, including RRSat Ltd. and Cellvine Ltd., and served as a member of the investment committee of Aviv Venture Capital. Mr. Frieder is a former winner of the Israel Defense Prize and the Israel Kaplan Prize. Mr. Frieder received a B.Sc. (Electrical Engineering) from the Technion Israel Institute of Technology in Haifa, Israel and an M.B.A. (with distinction) from the Hebrew University of Jerusalem in Israel.

     Glen Shear     has served as our chief financial officer and secretary and a member of our board of directors since our inception. Mr. Shear has served as the executive director of Glenco Development Corp., a financial and strategic advisory firm, since 1999. From 1997 to 1998, Mr. Shear served as executive director of the investment banking group of CIBC World Markets.

From 1994 to 1997, he served as a principal of Cole & Partners, a corporate finance and valuation firm. Mr. Shear received a B.A. (summa cum laude) from Brandeis University and an M.B.A. from the University of Chicago.

     Dael Schnider     has served as our executive vice president and a member of our board of directors since our inception. From 1999 to March 2005, Mr. Schnider served as vice president of Poalim Ventures, a venture capital fund investing and actively supporting Israeli and Israeli-related high-tech companies. During 1998, Mr. Schnider served as an assistant to the vice president in charge of mortgages at Bank Carmel in Israel. Prior to this, Mr. Schnider served in the Israeli military and obtained the rank of lieutenant. Mr. Schnider has served on the board of directors of Carmel Group, a publicly traded investment company listed on the Tel Aviv Stock Exchange in Israel, since 2000. Mr. Schnider received an L.L.B. and an M.B.A. from Bar-Ilan University in Israel.

     Victor Halpert     has served as a member of our board of directors since our inception. Since February 2004, Mr. Halpert has served as managing director of Halpert Capital Fund, a private fund that invests in small to mid capital companies. From February 2003 to January 2004, Mr. Halpert was engaged in independent advisory and consulting activities. From June 1999 to January 2003, Mr. Halpert served as director of equity research for Salomon Smith Barney where he focused on Israel technology companies. From January 1998 to May 1999, he served as vice president of equity research at Robertson Stephens where he focused on telecommunications and Israeli technology companies. Mr. Halpert received a B.S. (cum laude) from the State University of New York, College at New Paltz, a M.S. from the University of Illinois at Chicago and an M.B.A. from the University of Chicago.

     Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Victor Halpert, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Dael Schnider, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Israel Frieder and Glen Shear, will expire at the third annual meeting.

Executive Compensation

     No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay A.F. Services, an affiliate of Israel Frieder, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Frieder compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, including our directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because our directors may not be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

     Potential investors should be aware of the following potential conflicts of interest:

  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.
  Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

     In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  the corporation could financially undertake the opportunity;

  the opportunity is within the corporation’s line of business; and

  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

     Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

     In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he or she might have.

     In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

     To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Principal Stockholders

     The following table sets forth information regarding the beneficial ownership of our common stock as of March 15, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming they do not purchase units in this offering), by:

  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  each of our officers and directors; and

  all our officers and directors as a group.

     Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage
		of Outstanding Common Stock
	Amount and
	Nature of
	Beneficial	Before	After
Name and Address of Beneficial Owner(1)	Ownership	Offering	Offering

Israel Frieder	225,000	30.0%	6.0%
Glen Shear	225,000	30.0%	6.0%
Dael Schnider	225,000	30.0%	6.0%
Victor Halpert(2)	75,000	10.0%	2.0%
All directors and executive officers as a group (4	750,000	100.0%	20.0%
individuals)

(1)	Unless otherwise indicated, the business address of each of the individuals is 23 Karlibach St., Tel Aviv 67132, Israel.

(2)	Mr. Halpert’s business address is 79 Madison Avenue, 6th Floor, New York, New York 10016.

     Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). Because of this ownership block, these stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

     All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

  three years following the date of this prospectus;

  our liquidation; and

  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

     Our directors have agreed with EarlyBirdCapital that after this offering is completed and within the first six month period after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.75 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination. The warrants may trade separately on the 90th     day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

     Each of Messrs. Frieder, Shear, Schnider and Halpert may be deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

Certain Transactions

     In February 2005, we issued 750,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.033 per share, as follows:

Name	Number of Shares	Relationship to Us

Israel Frieder	225,000	Chairman of the Board and Chief
		Executive Officer

Glen Shear	225,000	Chief Financial Officer and
		Secretary

Dael Schnider	225,000	Executive Vice President

Victor Halpert	75,000	Director

     The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

     A.F. Services Ltd., an affiliate of Israel Frieder, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay A.F. Services Ltd. $7,500 per month for these services. Mr. Frieder is a cousin of the shareholders of A.F. Services Ltd. This arrangement is solely for our benefit and is not intended to provide Mr. Frieder compensation in lieu of a salary. We believe, based on rents and fees for similar services in Israel, that the fee charged by A.F. Services Ltd. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

     Our directors have advanced $70,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of May 28, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

     We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

     Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

     All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

Description of Securities

General

     We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding.

Units

     Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th     day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common stock

     Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

     We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

     Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

     If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

     Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred stock

     Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

     No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  the completion of a business combination; and

  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption,
  in whole and not in part,

  at a price of $.01 per warrant at any time after the warrants become exercisable,

  upon not less than 30 days’ prior written notice of redemption to each warrant holder, and if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by our directors during the six month period following separate trading of the warrants will be exercisable by them on a cashless basis.

     The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

     The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

     The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

     No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

     No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

     We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 150,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

     We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

     The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

     Immediately after this offering, we will have 3,750,000 shares of common stock outstanding, or 4,200,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 3,000,000 shares sold in this offering, or 3,450,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to February 22, 2006. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus and will only be released prior to that date subject to certain limited exceptions.

     Rule 144

     In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  1% of the number of shares of common stock then outstanding, which will equal 37,500 shares immediately after this offering (or 42,000 if the underwriters exercise their over-allotment option); and

  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

     Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

     Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     SEC Position on Rule 144 Sales

     The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

     Registration Rights

     The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

     In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units

EarlyBirdCapital, Inc

Total

     A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

     We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

     If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

     Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

  Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

  Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

     Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

  Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Puerto Rico, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

     However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

  immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;

  commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

  commencing 180 days from the date of this prospectus in Massachusetts.

     Idaho and South Dakota have informed us that they do not permit the resale in their states of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

     We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

     Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

    the history and prospects of companies whose principal business is the acquisition of other companies;

    prior offerings of those companies;

    our prospects for acquiring an operating business at attractive values;

    our capital structure;

    an assessment of our management and their experience in identifying operating companies;

    general conditions of the securities markets at the time of the offering; and

    other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

     We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 450,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

     The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option

Public offering price	$6.00	$18,000,000	$20,700,000

Discount	$0.48	$1,440,000	$1,656,000

Non-accountable Expense
Allowance(1)	$0.12	$360,000	$360,000

Proceeds before expenses(2)	$5.40	$16,200,000	$18,684,000

(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)	The offering expenses are estimated at $400,000 or $427,000 in the event that the underwriters’ over-allotment option is exercised in full.

Purchase Option

     We have agreed to sell to the representative, for $100, an option to purchase up to a total of 150,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 150,000 units, the 150,000 shares of common stock and the 300,000 warrants underlying such units, and the 300,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

     Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over- allotment option.

  Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

     Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

     Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

     Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus.

Indemnification

     We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

Legal Matters

     The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. Kramer Levin Naftalis & Frankel LLP, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

     The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

Where You Can Find Additional Information

     We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Index to Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Financial statements
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders’ Equity	F-5
Statement of Cash Flows	F-6

Notes to Financial Statements	F-7 – F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Israel Technology Acquisition Corp.

We have audited the accompanying balance sheet of Israel Technology Acquisition Corp. (a development stage enterprise) (the “Company”) as of February 28, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the period February 22, 2005 (inception) to February 28, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Israel Technology Acquisition Corp. as of February 28, 2005, and the results of its operations and its cash flows for the period February 22, 2005 (inception) to February 28, 2005 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York

March 9, 2005

Israel Technology Acquisition Corp.
(a development stage enterprise)

Balance Sheet

February 28,
2005

ASSETS
Current assets – Cash	$70,000

Deferred offering costs	25,000

Total assets	$95,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities - Accrued expenses	$1,100

Notes payable, stockholders	70,000

Total liabilities	71,100

Commitment
Stockholders’ equity
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value
Authorized 20,000,000 shares
Issued and outstanding 750,000 shares	75
Additional paid-in capital	24,925
Deficit accumulated during the development stage	(1,100)

Total stockholders’ equity	23,900

Total liabilities and stockholders’ equity	$95,000

The accompanying Notes are an integral part of these Financial Statements.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Statement of Operations

For the period February 22, 2005 (inception) to February 28, 2005

Formation and operating costs	$1,100

Net loss	$1,100

Weighted average shares outstanding	750,000

Basic and diluted net loss per share	$(0.00)

The accompanying Notes are an integral part of these Financial Statements.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Statement of Changes in Stockholders’ Equity

For the period February 22, 2005 (inception) to February 28, 2005

				Deficit
				Accumulated
	Common Stock		Addition paid-in	During the
	Shares	Amount	capital	Development Stage	Stockholders’ Equity

Common shares issued February 22, 2005 at
$.033 per share	750,000	$75	$24,925	--	$25,000
Net Loss	--	--	--	(1,100)	(1,100)

Balance at February 28, 2005	750,000	$75	$24,925	(1,100)	$23,900

The accompanying Notes are an integral part of these Financial Statements.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Statement of Cash Flows

For the period February 22, 2005 (inception) to February 28, 2005

Cash flow from operating activities
Net loss	$(1,100)
Adjustments to reconcile net loss to
net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accrued expenses	1,100

Net cash used in operating activities	--

Cash flows from financing activities
Proceeds from notes payable, stockholders	70,000
Proceeds from sale of shares of common stock	25,000
Payments of deferred offering costs	(25,000)

Net cash provided by financing activities	70,000

Net increase in cash and cash at end of period	$70,000

The accompanying Notes are an integral part of these Financial Statements.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Notes to Financial Statements

1.	Organization,	Israel Technology Acquisition Corp. (the “Company”) was
	Business	incorporated in Delaware on February 22, 2005 as a blank check
	Operations and	company whose objective is to acquire an operating business that
	Significant	has manufacturing operations or research and development
	Accounting Policies	facilities located in Israel.

At February 28, 2005, the Company had not yet commenced any
operations. All activity through February 28, 2005 relates to the
Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-
end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 3,000,000 units (“Units”) which is discussed in
Note 2 (“Proposed Offering”). The Company’s management has
broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has manufacturing operations or research and development facilities located in Israel (“Business
Combination”). Furthermore, there is no assurance that the
Company will be able to successfully effect a Business
Combination. Upon the closing of the Proposed Offering,
management has agreed that at least $5.10 per Unit sold in the
Proposed Offering will be held in a trust account (“Trust
Account”) and invested in government securities until the earlier of (i) the consummation of its first Business Combination and (ii)
liquidation of the Company. The placing of funds in the Trust
Account may not protect those funds from third party claims
against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust
Account, there is no guarantee that they will execute such

Israel Technology Acquisition Corp.
(a development stage enterprise)

Notes to Financial Statements

agreements. The Company’s directors have severally agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no
assurance that the directors will be able to satisfy those
obligations. The remaining net proceeds (not held in the Trust
Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a
definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business
Combination will not be consummated. All of the Company’s
stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 750,000 founding shares of common
stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a
Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the
Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public
Stockholders at the consummation of the Proposed Offering.
Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek
conversion of their shares in the event of a Business Combination.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Notes to Financial Statements

Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation provides for
mandatory liquidation of the Company in the event that the
Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed
Offering, or 24 months from the consummation of the Proposed
Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust
Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed
Offering discussed in Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Basic loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. Since there are no potentially dilutive securities and there is a net loss, basic and diluted loss per share are identical.

The preparation of financial statements in conformity with
accounting principles generally accepted in the United States of
America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a

Israel Technology Acquisition Corp.
(a development stage enterprise)

Notes to Financial Statements

material effect on the accompanying financial statements.

2.	Proposed	The Proposed Offering calls for the Company to offer for public
	Public Offering	sale up to 3,000,000 Units at a proposed offering price of $6.00 per
Unit (plus up to an additional 450,000 units solely to cover over-
allotments, if any). Each Unit consists of one share of the
Company’s common stock and two Redeemable Common Stock
Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the
completion of a Business Combination and one year from the
effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, with the prior consent of the
representative of the underwriters in the Proposed Offering
(“Representative”), at a price of $.01 per Warrant upon 30 days’
notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will also issue an option, for $100, to the
Representative to purchase 150,000 Units at an exercise price of
$7.50 per Unit. The Warrants underlying such Units will be
exercisable at $6.65 per share.

3.	Deferred Offering	Deferred offering costs consist principally of legal and
	Costs	underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised.

4.	Notes Payable,	The Company issued $70,000 unsecured promissory notes to its
	Stockholders	Initial Stockholders on February 28, 2005. The notes are non-
interest bearing and are payable on the earlier of May 28, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount.

Israel Technology Acquisition Corp.
(a development stage enterprise)

Notes to Financial Statements

5.	Commitment	The Company presently occupies office space provided by an
affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the Company consummates a Business
Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements dated March 9, 2005 with the
Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Initial Stockholders have agreed with the Representative that after consummation of the Proposed Offering and within the first sixth month period after separate trading of the Warrants has commenced, that they or certain of their affiliates or designees will collectively purchase up to 1,000,000 Warrants in the public marketplace at prices not to exceed $0.75 per Warrant.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering.
The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial
Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

6.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and
preferences as may be determined from time to time by the Board of Directors.

     Until _______________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$18,000,000

Israel Technology Acquisition Corp.

3,000,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

__________ __, 2005

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	6,864.28
NASD filing fee	6,332.01
Accounting fees and expenses	25,000.00
Printing and engraving expenses	60,000.00
Directors & Officers liability insurance premiums	40,000.00	(2)
Legal fees and expenses	195,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	55,803.71[3]	)

Total	$440,000.00

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

     Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

     “Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

     (b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses

(including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     (g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i)      For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j)      The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

      (a)      During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

Israel Frieder	225,000

Glen Shear	225,000

Dael Schnider	225,000

Victor Halpert	75,000

      Such shares were issued on February 22, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.033 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

      (a)      The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

1.2	Form of Selected Dealers Agreement.

3.1	Certificate of Incorporation.

3.2	By-laws.

4.1	Specimen Unit Certificate.

4.2	Specimen Common Stock Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Unit Purchase Option to be granted to Representative.

4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust
Company and the Registrant.

5.1	Opinion of Graubard Miller.

10.1	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Israel
Frieder.

10.2	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and the Glen
Shear.

10.3	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dael
Schnider.

10.4	Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Victor
Halpert.

10.5	Form of Investment Management Trust Agreement between Continental Stock
Transfer & Trust Company and the Registrant.

10.6	Form of Stock Escrow Agreement between the Registrant, Continental Stock
Transfer & Trust Company and the Initial Stockholders.

10.7	Form of Letter Agreement between A.F. Services Ltd. and Registrant regarding administrative support.

10.8	Form of Promissory Note, dated February 28, 2005, issued to each of Israel Frieder,
Glen Shear, Dael Schnider and Victor Halpert.

10.9	Form of Registration Rights Agreement among the Registrant and the Initial

Stockholders.

10.10	Form of Warrant Purchase Agreements among each of Israel Frieder, Glen Shear,
Dael Schnider and Victor Halpert and EarlyBirdCapital, Inc.

23.1	Consent of Marcum & Kleigman LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

Item 17. Undertakings.

     (a)      The undersigned registrant hereby undertakes:

               (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                         iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)      The undersigned registrant hereby undertakes that:

               (1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of March, 2005.

ISRAEL TECHNOLOGY ACQUISITION CORP.

By:	/s/ Israel Frieder
Israel Frieder
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Israel Frieder. and Glen Shear his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Israel Frieder	Chairman of the Board and Chief	March 15, 2005
Israel Frieder	Executive Officer (Principal executive
officer)

/s/ Glen Shear	Chief Financial Officer (Principal	March 15, 2005
Glen Shear	financial and accounting officer),
Secretary and Director

/s/ Dael Schnider	Executive Vice President and Director	March 15, 2005
Dael Schnider

/s/ Victor Halpert	Director	March 15, 2005
Victor Halpert